Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Board of Directors

AB&T Financial Corporation

We consent to the incorporation by reference in the registration statement No. 333-157471 on Form S-8 of our report dated April 6, 2012 with respect to the consolidated financial statements of AB&T Financial Corporation which report appears in this Annual Report on Form 10-K of AB&T Financial Corporation for the year ended December 31, 2011.

/s/ Elliott Davis, PLLC

Elliott Davis, PLLC Charlotte, North Carolina April 6, 2012